UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2003

Magnum Hunter Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12508	87-0462881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 East Las Colinas Blvd.,
Suite 1100
Irving, Texas 75039
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 401-0752

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On December 11, 2003, Magnum Hunter Resources, Inc. (“Magnum Hunter”) issued a press release announcing that its previously announced private offering of $100 million of floating rate convertible senior notes due 2023 (the “notes”) have been priced at an annual rate equal to 3-month LIBOR, reset quarterly. The notes are convertible into cash and shares of Magnum Hunter common stock at a conversion price of $12.19 per share. In addition, an incremental $25 million may be raised if one of the initial purchasers exercises its right to acquire additional notes in connection with the offering.

     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     Not applicable.

     (c) Exhibits.

99.1	Press Release of Magnum Hunter Resources, Inc. dated December 11, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES, INC

By:	/s/ Chris Tong

Chris Tong, Sr. Vice President and CFO

Date: December 11, 2003

INDEX TO EXHIBITS

Item
Number	Exhibit

99.1	Press Release of Magnum Hunter Resources, Inc. dated December 11, 2003.